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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                   REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported)  November 19, 1996
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                    NATIONAL PATENT DEVELOPMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                          1-7234                     13-1926739
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(State or Other                   (Commission                 (IRS Employers
Jurisdiction of                   File Number)              Identification No.)
Incorporation)


9 West 57 Street, New York, New York                               10019
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (212) 826-8500
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets

        On November 21, 1996, National Patent Development Corporation ("NPDC") and General Physics Corporation ("General Physics") announced that they had entered into a Merger Agreement, dated as of November 19, 1996, pursuant to which NPDC would acquire the remaining shares (48% of the outstanding shares) of General Physics' common stock that it does not already own for $5.10 per share, subject to adjustment as described below, payable in shares of NPDC Common Stock (such transaction being referred to as the "Merger"). The Merger Agreement was recommended to the Board of Directors of General Physics by a Special Committee of the Board composed of independent directors. The Special Committee of General Physics' Board of Directors retained Oppenheimer & Co., Inc. as its financial advisor in connection with the Merger. The consummation of the Merger Agreement is subject to several conditions, including the approval of the stockholders of both companies.

        If the market price of NPDC's Common Stock for the ten trading days immediately preceding the date five days prior to the special meetings of stockholders of NPDC and General Physics to consider approval of the merger (the "Test Date") is neither less than $9.336 nor more than $9.914 per share, the exchange ratio will be .53 shares of NPDC for each share of General Physics, and neither General Physics nor NPDC will have the right to terminate the Merger Agreement based on changes in the market price of NPDC's common stock.
If the market price of NPDC's common stock is within the range of $9.336 to $9.914 per share, the .53 exchange ratio will provide holders of General Physics' Common Stock with shares of NPDC Common Stock with a value in the range between $4.95 and $5.25 per share of General Physics Common Stock.

        In the event that the market price of NPDC's Common Stock on the Test Date is outside the range of $9.336 to $9.914, the exchange ratio may be adjusted. If the market price on the Test Date is less than $9.336, NPDC may elect to "gross-up" the exchange ratio by increasing the number of shares of NPDC's Common Stock to be received by a holder of General Physics' Common Stock so that such holder will receive shares of NPDC's Common Stock with a value per share of General Physics' Common Stock equal to $4.95. If NPDC fails to exercise this option, General Physics may (but is not obligated to) terminate the Merger Agreement. If the market price on the Test Date is greater than $9.914, then General Physics may elect to reduce the exchange ratio by decreasing the number of shares of NPDC's Common Stock to be received by a holder of General Physics' Common Stock so that such holder will receive shares of NPDC's Common Stock with a value per share of General Physics Common Stock equal to $5.25 per share. If General Physics fails to exercise this option, NPDC may (but is not obligated to) terminate the Merger Agreement.

        On November 20, 1996, the closing price of NPDC's Common Stock on the American Stock Exchange was $8.50 per share. NPDC has not determined whether it would "gross-up" the exchange ratio or elect not to do so if the market price of NPDC's Common Stock on the effective date of the Merger is less than $9.336 per share.

        National Patent currently owns 52% of the outstanding shares of Common Stock of General Physics. The following officers and/or directors of National Patent are also officers and/or directors of General Physics: Jerome I. Feldman, a director and President and Chief Executive Officer of National Patent, is the Chairman of the Executive Committee of General Physics and the Chief Executive Officer of General Physics; Martin M. Pollak, Executive Vice President, Treasurer and a director of National Patent, is also Chairman of the Board of General Physics; Scott N. Greenberg, Vice President-Finance and a director of National Patent, is a director of General Physics; Lawrence M. Gordon, Vice President and General Counsel of National Patent, is a director of General Physics; and Ogden R. Reed, director of National Patent is also a director of General Physics.

        Certain officers and directors of National Patent hold vested and unvested stock options to purchase shares of General Physics Common Stock. As a result of the treatment of stock options in the Merger, such persons will receive cash, aggregating approximately $284,350, in the Merger in lieu of shares of National Patent Common Stock. In particular, Jerome I. Feldman will receive a cash payment of $94,000, and Martin M. Pollak will receive a cash payment of $94,000.

        Oppenheimer has rendered an opinion to the Special Committee to the effect that based upon various considerations and assumptions, the right to receive shares of NPDC Common Stock having a value of at least $4.95 per share of General Physics Common Stock is fair to the holders of General Physics Common Stock (other than NPDC) from a financial point of view.
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Item 7. Financial Statements and Exhibits

        (a)     Financial statements of businesses acquired

                (1) The required financial statements will be filed within 60 days after the date hereof.

        (b)     Pro forma financial information

                (1) Pro forma financial information will be filed within 60 days after the date hereof.

        (c)     Exhibits

                (1) Agreement and Plan of Merger dated as of November 19, 1996 among General Physics Corporation, National Patent Development Corporation and GPX Acquisition Inc. Incorporated herein by reference to Exhibit 1 to Amendment No. 3 to the Schedule 13D of National Patent Development Corporation with respect to General Physics Corporation filed with the Commission on November 21, 1996.

                (2) Press Release dated November 21, 1996. Incorporated herein by reference to Exhibit 2 to Amendment No. 3 to the Schedule 13D of National Patent Development Corporation with respect to General Physics Corporation filed with the Commission on November 21, 1996.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONAL PATENT DEVELOPMENT CORPORATION

                                        By:  /s/ Scott N. Greenberg
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                                             Vice President and Chief Financial
                                             Officer